EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Oak Tree Medical Systems, Inc.'s Compensation Agreement with Kramer, Levin, Naftalis & Frankel of our report dated August 13, 1996 (August 29, 1996 as to
Note 12), included in Oak Tree Medical Systems, Inc.'s Annual Report on Form 10-KSB previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.


/s/ SIMON, KROWITZ, BOLIN & ASSOCIATES, P.A.
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SIMON, KROWITZ, BOLIN & ASSOCIATES, P.A.

Rockville, Maryland
June 10, 1997